As filed with the Securities and Exchange Commission on
                     June 15, 1998
                                   Registration No. 033-93178

_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

_________________________________________________________________
                 POST-EFFECTIVE AMENDMENT NO. 1
                              TO
                           FORM S-8
                     REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
_________________________________________________________________
                      USI ATLANTIC CORP.
           (Formerly named U.S. Industries, Inc.)
     (Exact name of registrant as specified in its charter)


          Delaware                           22-3369326
(State or other jurisdiction of    (I.R.S. Employer Identification
incorporation or organization)      Number)


                    101 Wood Avenue South
                         P.O. Box 169
               Iselin, New Jersey  08830-0169
                       (732) 767-0700
          (Address of principal executive offices) (Zip code)

               U.S. Industries, Inc. Stock Option Plan
                    (Full title of the plan)


                    George H. MacLean, Esq.
     Senior Vice President, General Counsel and Secretary
                      USI Atlantic Corp.
                   101 Wood Avenue South
                        P.O. Box 169
               Iselin, New Jersey  08830-0169
                      (732) 767-0700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
______________________

               REMOVING SHARES FROM REGISTRATION


               REMOVAL OF SHARES FROM REGISTRATION

          USI Atlantic Corp., a Delaware corporation (formerly named U.S. Industries, Inc.) (the "Company"), hereby amends the Registration Statement on Form S-8, File No. 033-93178 (the "Registration Statement"), filed in connection with the U.S. Industries, Inc. Stock Option Plan, as amended (the "Plan"), to withdraw from registration all the shares of common stock, par value $0.01 the Company registered under the Registration Statement that were available under the Plan immediately prior to the consummation of the mergers contemplated by the Agreement and Plan of Merger dated as of February 16, 1998, as amended among the Company, U.S. Industries, Inc. (formerly named USI, Inc.), Blue Merger Corp., Zoro Merger Corp., and Zurn Industries, Inc.



                         SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on June 15, 1998.

                                   USI ATLANTIC CORP.

                                   By:  /s/ George H. MacLean
                                        -------------------------
                                        George H. MacLean
                                        Senior Vice President,
                                        General Counsel
                                        and Secretary